ADDENDUM TO SERVICES AGREEMENT

     This is an Addendum to that certain Services Agreement dated as of March 1, 1995 (the "Services Agreement"), by and between Kash n' Karry Food Stores, Inc., a Delaware corporation ("Kash n' Karry), and GSI Outsourcing Corporation, a Delaware corporation ("GSI"). The purpose of this Addendum is to set forth certain modifications to the Services Agreement pertaining to the Procurement and Billing System Project (Merchandising Systems) as set forth in Schedule K-3 attached to the Services Agreement.

     In consideration of the mutual covenants and promises hereinafter set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   Additional Charges Related to Procurement and Billing System
Project (Merchandise System).

     In addition to the other charges set forth in Article 6 of the Services Agreement, Kash n' Karry agrees to pay GSI the following amounts for the Warehouse module, software maintenance and support services related to the implementation of the Worldwide Chain Stores System:

          (a)  $220,000 due as follows: $70,000 on July 15, 1995
               as an advance payment and $150,000 on January 1, 1996;

          (b) maintenance charge of $18,000 on January 1, 1996 and $18,000 on the first day of each subsequent year during which the Worldwide Chain Store System is installed; and

          (c) annual support services charge of $70,000 due in equal monthly installments beginning January 1, 1996 and continuing in subsequent years for each month during which the Worldwide Chain Store System is installed.

     Overall WCS installation (Purchasing and Billing) is to be completed in January, 1996.

2.   Incorporation.

     This Addendum is hereby incorporated into and made a part of the Services Agreement as if fully set forth therein as provided by sections 18.4 and 18.20 of the Services Agreement. In the event of any conflict between the provisions of the Services Agreement and the provisions of this Addendum, the provisions of this Addendum shall govern.

     IN WITNESS WHEREOF, the parties have hereunto executed this Addendum by and through their duly authorized officers this ____ day of July, 1995.

KASH N' KARRY FOOD STORES, INC.         GSI OUTSOURCING CORPORATION

BY: /s/ R. P. Springer                  BY: /s/ Philippe Guionnet
   -----------------------                 ------------------------
Name: Raymond P. Springer               Name: Philippe Guionnet
Title: Sr. Vice President/              Title: Vice President
       Administration















































                            AMENDMENT

                          SCHEDULE K-6

                        WAREHOUSE SYSTEM

GSI has committed to provide a Warehousing System which:

     -    Will be acquired from Worldwide Chain Systems (WCSS).

     - Will be implemented by the end of the 4th calendar quarter of 1995.

     -    Will include WCSS Warehouse System.

     - Will be a "vanilla" installation of these products. "Vanilla" in this context means only standard parameters and that no program modifications will be made to the software that is acquired from the supplier of the software.

     - Will be a version of the software release provided by the supplier to the general marketplace, under DB2, and includes a Kash n' Karry commitment to a complete "freeze" on all modifications to the existing Kash n' Karry Warehousing System during the implementation of the new systems except for those "fixes" that are required to continue normal computer operations.

     - Will be reviewed by GSI to make its best effort to establish an interface between it and any "existing functions" that the CEO of Kash n' Karry requests GSI to review from the current Warehousing System.

     - Will be installed with the collaboration and involvement of the Kash n' Karry "champions" as relates to this project.

     - Will require GSI to provide Training for the designated Kash n' Karry trainers and the subsequent review of the training results. These Kash n' Karry trainers will be responsible for training results, with GSI assistance, such as trainee willingness to learn, training assimilation measures, and timing.

     - Will be kept on a maintenance agreement between GSI and the provider of the software system, under its standard maintenance contract.

                                  SCHEDULE A

GSI INVOICE - BUILD-UP FROM BASE CHARGE
11-Aug-95
DOLLARS ROUNDED OOO   NOTES  CY 1995  CY 1996  CY 1997  CY 1998
-------------------   -----  -------  -------  -------  -------

CORE OR BASE CHARGE            8,030    8,726    8,795    8,248
MAINT CHARGE WAREHOUSING
  DUE JAN 1 EACH YEAR              0       18       18       18
WAREHOUSE SUPPORT SERVICES                 70       70       70
WAREHOUSE ONE TIME CHARGE         70      150        0        0


ADJUSTED GSI BILL              8,100     8,964    8,883   8,336
------------------

FISCAL YEAR TOTALS             8,216     8,604    8,917   8,564




CY 1999   CY 2000  CY 2001  CY 2002  CY 2003  CY 2004  10 Years
-------   -------  -------  -------  -------  -------  --------
  7,950     7,453    7,256    7,058    6,861    6,466    76,843
     18        18       18       18       18       18       162
     70        70       70       70       70       70       630
      0         0        0        0        0        0         0


  8,038     7,541    7,344    7,146    6,949    6,554    77,635

  8,162     7,748    7,426    7,229    7,031    6,719    78,616